SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported):  March 25, 2009 (March 24, 2009)

COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12929 (Commission File Number)	36-4135495 (I.R.S. Employer Identification Number)
1100 CommScope Place, SE Hickory, North Carolina 28602 (Address of principal executive offices)

Registrant’s telephone number, including area code:   (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

On March 24, 2009, the Compensation Committee of the Board of Directors of CommScope, Inc. (the “Company”) approved and made grants to the Company’s named executive officers pursuant to the Company’s forms of Nonqualified Stock Option Agreement and Employee Performance Share Unit Award Agreement.  These forms provide for grants of awards pursuant to the CommScope, Inc. 2006 Long Term Incentive Plan (the “CommScope LTIP”).  The Nonqualified Stock Option Agreement provides grantees an option to purchase a specified number of shares of Company common stock, which option generally vests in one-third increments on each of the first, second and third anniversaries of the date of grant, provided the grantee remains employed with the Company on the applicable vesting date (except in the case of death, disability or retirement under certain circumstances).  The Employee Performance Share Unit Award Agreement generally provides that a grantee will be eligible to receive shares of Company common stock upon the third anniversary of the date of grant in respect of performance share units which have vested as a result of the Company’s performance during the applicable performance period, provided the grantee remains employed with the Company on such date (except in the case of death, disability or retirement under certain circumstances).  The relevant performance measure under the Performance Share Unit Award Agreement is the Company’s operating income, subject to certain adjustments, for fiscal year 2009.  The Compensation Committee also approved the Company’s form of Employee Restricted Stock Unit Agreement (but made no grants to named executive officers pursuant to this form of agreement), which provides for grants of restricted stock units pursuant to the CommScope LTIP.  The Employee Restricted Stock Unit Agreement generally provides that a grantee will be eligible to receive shares of Company common stock upon the third anniversary of the date of grant, provided the grantee remains employed with the Company on such date (except in the case of death, disability or retirement under certain circumstances).

The options (which have an exercise price of $9.80 per share) and performance share units granted to our named executive officers on March 24, 2009 are as follows:

Name and Title	Options Granted	Performance Share Units Granted
		Threshold Performance	Target Performance	Maximum Performance
Frank M. Drendel Chairman and Chief Executive Officer	133,346	11,106	22,212	33,318
Jearld L. Leonhardt Executive Vice President and Chief Financial Officer	23,350	1,945	3,890	5,835
Brian D. Garrett President and Chief Operating Officer	70,425	5,866	11,731	17,597
Edward A. Hally Executive Vice President and General Manager, Antenna, Cable and Cabinets Group	18,807	1,567	3,133	4,700
Marvin S. Edwards, Jr., Executive Vice President and General Manager, Wireless Network Solutions	15,988	1,332	2,663	3,995

The following chart summarizes the outstanding equity awards, shares available for future awards and other information about outstanding awards granted under the CommScope LTIP, Andrew Corporation Long Term Incentive Plan (the “Andrew LTIP”) and Andrew Corporation Management Incentive Plan (the “Andrew MIP”), after the grant of equity awards on March 24, 2009 to the named executive officers and other employees:

	Number of Shares Available for Future Issuance	Outstanding Unexercised Options			Number of Unvested Full Value Awards
		Number of Shares Underlying Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Weighted Average Remaining Term For Unexercised Options
Total Amounts for CommScope LTIP, Andrew LTIP and Andrew MIP	511,131*	3,265,584	$25.18	5.2 years	1,869,642

*
This number assumes maximum performance will be achieved with respect to the performance goals set for performance share units granted on March 24, 2009.  If maximum performance is achieved, a number of shares equal to 150% of the performance share units granted would be issued following the vesting date.  The number of shares available for future awards under each plan is as follows: CommScope LTIP 60,960 (all of which are available to be granted as full value awards and do not include the shares that will become available for issuance under the CommScope LTIP upon approval by the Company’s stockholders on May 1, 2009); Andrew LTIP 127,892 (all of which are available to be granted as full value awards); and Andrew MIP 322,279 (of which 13,301 are available to be granted as full value awards).  If stockholders approve an increase in the number of shares available for grant under the CommScope LTIP on May 1, 2009, then any shares remaining available for future grant under the Andrew LTIP and the Andrew MIP will be cancelled and no further grants will be made under those plans.

Also on March 24, 2009, the Compensation Committee of the Company established (i) the classes and number of employees (which includes the Company’s executive officers) eligible to receive awards under the Company’s Annual Incentive Plan (the “AIP”) for the 2009 performance year, (ii) the aggregate target award for each employee class for the 2009 performance year and (iii) the maximum award payable to any employee class under the AIP for the 2009 performance year.  The Compensation Committee also amended the AIP to provide the committee with the discretion to reduce the amount of an award that would otherwise be payable to any participant under the AIP.

In addition, the Compensation Committee determined that the Financial Targets (as such term is defined in the AIP) for the 2009 performance year will be expressed in terms of two weighted metrics, namely Free Cash Flow (25%) for the Company and Operating Income (75%), for either the Company or one of its operating units, as applicable.  The term “Free Cash Flow” is defined as net cash provided by operating activities less additions to property, plant and equipment, both as reported in the Company’s consolidated statement of cash flows for 2009.  The term “Operating Income” is defined as operating income (or loss) as appears on the Company’s consolidated statement of operations for 2009, increased or decreased by certain specified items.

The named executive officers’ target incentive bonuses under the AIP for 2009 (expressed as a percentage of salary) are as follows:  Mr. Drendel—115%, Mr. Leonhardt—70%, Mr. Garrett—85%, Mr. Hally—70% and Mr. Edwards—60%.  These target bonus percentages are the same percentages as were in effect for 2008.  Amounts payable under the AIP for the 2009 performance year can range from 0% to 200% of the targeted awards, based on the extent to which actual Free Cash Flow and Operating Income meet, exceed or are below the applicable Financial Targets.

With respect to the Company’s Policy on Discretionary Performance Compensation (the “Policy”), on March 24, 2009, the Compensation Committee of the Company established the 2009 Percentage (as defined in the Policy) for payment of Discretionary Performance Compensation (also as defined in the Policy).  For the 2009 fiscal year, Percentages payable under the Policy can range from 0% to 2% of annualized pay as of December 31, 2009, based on the Company’s Operating Income (as defined for purposes of the Company’s 2009 AIP Financial Targets).  For the Company’s executive officers, the Compensation Committee set the percentage at 2% for the 2009 fiscal year if the Company’s Operating Income equals or exceeds 100% of the Corporate target set forth in the AIP.  That percentage decreases as the percent of target reached decreases, down to 0% if less than 50% of the AIP Adjusted Operating Income target is reached.

Item 9.01.       Financial Statements and Exhibits.

(d)         Exhibit          Description

99.1	Form of Nonqualified Stock Option Agreement

99.2	Form of Employee Performance Share Unit Award Agreement

99.3	Form of Employee Restricted Stock Unit Agreement

99.4	CommScope, Inc. Annual Incentive Plan (as amended effective March 24, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 25, 2009

COMMSCOPE, INC.
By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President, General Counsel and Secretary

Index of Exhibits

Exhibit No.	Description
99.1	Form of Nonqualified Stock Option Agreement
99.2	Form of Employee Performance Share Unit Award Agreement
99.3	Form of Employee Restricted Stock Unit Agreement
99.4	CommScope, Inc. Annual Incentive Plan (as amended effective March 24, 2009)